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                           SUBSIDIARIES OF USMX, INC.
                          FORM 10-K - December 31, 1996
                                   EXHIBIT 22

                                                                    Percent
              Subsidiary              Place of Incorporation         Owned
----------------------------------    ----------------------    ---------------
USMX of Alaska, Inc.                  Alaska                           100%

USMX  of Montana, Inc.                Montana                          100%

USMX of Nevada, Inc.                  Nevada                           100%

USMX of Utah, Inc.                    Delaware                         100%

USMX Mining, Inc.                     British Columbia                 100%

MXUS S.A. de C. V.                    Mexico                           100%

USMX de Costa Rica C. V.              Costa Rica                       100%

CompaOia Minera USMX de
Chile Limitada                        Chile                            100%

Southern Gold Resources (USA), Inc.   Colorado                          80%

Mega Minerals S. A.                   Ecuador                          100%

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